Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Restricted Stock Unit Award (October 2020) of Armata Pharmaceuticals, Inc. of our report dated March 19, 2020, with respect to the consolidated financial statements of Armata Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

November 12, 2020